                                                                  EXHIBIT 4.1.3

                         SECOND SUPPLEMENTAL INDENTURE



          This SECOND SUPPLEMENTAL INDENTURE dated as of December 23, 1997 (this "Supplemental Indenture") is among RYKOFF-SEXTON, INC., a Delaware corporation
 ----------------------
and formerly known as Hudson Acquisition Corp. (the "Company"), the guarantors
                                                     -------
listed on the signature pages hereof (individually a "Guarantor" and
                                                      ---------
collectively the "Guarantors") and NORWEST BANK MINNESOTA, N.A., as trustee
                  ----------
under the Indenture referred to below (in such capacity, the "Trustee").
                                                              -------


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Trustee and Rykoff-Sexton, Inc., a Delaware corporation and the Company's predecessor in interest (the "Predecessor"), are parties to
                                                -----------
the Indenture dated as of November 1, 1993 (as supplemented, the "Indenture"),
                                                                  ---------
pursuant to which the Predecessor issued its 8 7/8% Senior Subordinated Notes due 2003 (the "Securities");
               ----------

          WHEREAS, in connection with the Agreement and Plan of Merger dated as of June 30, 1997, as amended, among the Predecessor, JP Foodservice, Inc., a Delaware corporation, and the Company, the Predecessor merged with and into the Company, with the Company being the surviving entity of such merger;

          WHEREAS, Section 5.1(a)(1) of the Indenture requires the Company, as the surviving entity of the merger with the Predecessor, to assume all obligations of the Predecessor under the Securities and the Indenture;

          WHEREAS, the terms of the Five Year Credit Agreement and the 364-Day Credit Agreement, each dated as of December 23, 1997 (collectively, the "Credit
                                                                         ------
Agreements"), each among the Company and JP Foodservice Distributors, Inc., a
----------
Delaware corporation ("JPFDI"), as borrowers, the lenders party thereto, as
                       -----
lenders, NationsBank, N.A., as administrative agent for the lenders, NationsBanc Montgomery Securities, Inc. and Chase Securities, Inc., each as co-managers, The Chase Manhattan Bank, as syndication agent, and Bank of America, NT & SA, as documentation agent, require the Guarantors to guarantee the Company's and JPFDI's obligations under the Credit Agreements;

          WHEREAS, in connection with the guarantees by the Guarantors pursuant to the Credit Agreements, Section 4.15 of the Indenture requires the Guarantors to guarantee the Securities on terms at least as favorable to the Holders of the Securities as the Indenture Guarantee; and

          WHEREAS, the Company, the Guarantors and the Trustee are entering into this Supplemental Indenture to provide for such Guarantee by the Guarantors;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Indenture.


                                   ARTICLE II

                                   ASSUMPTION

          For value received, the Company hereby unconditionally assumes all of the Predecessor's duties, liabilities and obligations under the Securities and the Indenture.


                                  ARTICLE III

                                   GUARANTEE

          For value received, each Guarantor hereby unconditionally guarantees to the Holders of the Securities the due and punctual payment, subject to the subordination provisions set forth in Article IV, of the principal of, premium, if any, and interest on the Securities when and as the same shall become due and payable according to the terms of the Securities and the Indenture. The obligations of each Guarantor under this Article III are hereinafter collectively called the "Guarantee."
                         ---------


                                   ARTICLE IV

                      SUBORDINATION; WAIVER OF SUBROGATION

          Section 4.1  Guarantee Subordinated to Senior Indebtedness.

          Each Guarantor, for itself and its successors, and each Holder, by his acceptance of the benefits of the Guarantee, agrees that the guarantee of the payment of principal of and interest on the Securities provided by the Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article IV, to the prior payment in full, in cash, cash equivalents acceptable to the holders of such Senior Indebtedness or in any other form acceptable to the holders of such Senior Indebtedness, of all Senior Indebtedness and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

          This Article IV shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          Section 4.2  No Payment on Guarantee in Certain Circumstances.

                  (a) No direct or indirect payments or distributions by or on behalf of any Guarantor on or with respect to the Guarantee (other than any such payment or distribution (a "Reorganization Distribution") authorized by an order
                            ---------------------------
or decree of a court of competent jurisdiction in a reorganization proceeding under any Bankruptcy Law) shall be made if, at the time of such payment or distribution, there exists a default (a "Payment Default") in payment of all or
                                         ---------------
any portion of any Senior Indebtedness (other than a payment default to the extent it relates solely to penalties, fees, premiums, expense reimbursements, indemnity obligations and other monetary obligations other than the payment of principal or interest), and such Payment Default shall not have been cured or waived or the benefits of this Section 4.2(a) waived in writing by or on behalf of the holders of such Senior Indebtedness.

                  (b) During the continuance of any event of default with respect to Specified Senior Debt that would permit the acceleration of the maturity of such Specified Senior Debt, other than a Payment Default, no direct or indirect payments or distributions (other than a Reorganization Distribution) by or on behalf of any Guarantor on or with respect to the Guarantee may be made for a period (the "Payment Blockage Period") commencing on the date of receipt
                   -----------------------
by the Trustee of notice of such event of default under any Specified Senior Debt from an agent for the lenders under the Bank Credit Facility (the "Bank
                                                                        ----
Agent") or the trustee or other similar representative for the holders of other
-----
Specified Senior Debt (or the holders of at least 25% of the principal amount of such other Specified Senior Debt), or, if such event of default results from the acceleration of the Securities, on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration, and ending on the earliest of (a) the 179th day thereafter, (b) the date on or as of which (1) such event of default has been cured or waived, (2) the Company has delivered to the Trustee an Officers' Certificate to such effect and (3) the Bank Agent or the trustee or other similar representative for the holders of other Specified Senior Debt (as applicable) shall have endorsed on such Officers' Certificate that it does not object to the form or substance of such Officers' Certificate, and (c) the date on or as of which the Bank Agent or the trustee or other similar representative for the holders of other Specified Senior Debt (as applicable) shall have consented in writing to the termination of such Payment Blockage Period. Upon the termination of any Payment Blockage Period, each Guarantor may promptly resume making any and all required payments in respect of the Guarantee including any payments that were previously not made pursuant to the foregoing payment blockage provisions. Not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days by or on behalf of Specified Senior Debt other than Bank Senior Indebtedness. Notwithstanding the foregoing, in no event may the total number of days during which any Payment Blockage Period or Payment Blockage Periods may be in effect during any period of 360 consecutive days exceed 179 days (whether or not consecutive). No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Bank Agent or the trustee, representative or holders of such Specified Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing provisions of this Section 4.2, any payment or distribution of assets of any Guarantor, whether in cash, property or securities (other than a Reorganization Distribution), shall be received by the Trustee or the Holders on account of such Guarantor's liability under the Guarantee before all Senior Indebtedness is paid in full or such payment duly is provided for, such payment or distribution (subject to the provisions of Sections 4.6 and 4.7) shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment in full of all Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of Senior Indebtedness that such prohibited payments has been received by the Trustee or Holder(s), such holder (or a representative thereof) notifies the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Senior Indebtedness.

          Each Guarantor shall give prompt written notice to the Trustee of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

          Section 4.3 Guarantee Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Guarantors.

          In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or its assets, or any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of any
Guarantor:

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full, in cash, cash equivalents acceptable to the holders of such Senior Indebtedness or in any other form acceptable to the holders of such Senior Indebtedness (or to have such payment duly provided for in cash or as acceptable to the holders of such Senior Indebtedness), of the principal of and interest payment in respect thereof, before the Holders are entitled to receive any payment (excluding a Reorganization Distribution) on account of the principal of and interest on the Securities;

                  (b) any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article IV, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness, ratably according to the respective amounts of Senior Indebtedness held by each, to the extent necessary to make payment in full (or have such payment duly provided for) of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor, whether in cash, property or securities, shall be received by the Trustee or the Holders on account of principal of or interest on the Securities before all Senior Indebtedness is paid in full or such payment is duly provided for, such payment or distribution (subject to the provisions of Sections 4.6 and 4.7) shall be held in trust by the Trustee or such Holders for the benefit of the holders of the Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to the holders of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been received by the Trustee or Holder(s), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of Senior Indebtedness.

          Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Guarantor or assignment for the benefit of creditors by such Guarantor.

          Section 4.4 Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

          Subject to the payment in full of all Senior Indebtedness in cash, cash equivalents acceptable to the holders of such Senior Indebtedness or in any other form acceptable to the holders of such Senior Indebtedness (or to have such payment duly provided for in cash or as acceptable to the holders of such Senior Indebtedness), the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of each Guarantor applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of any Guarantor, or by or on behalf of the Holders by virtue of this Article IV, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be payment by such Guarantor to or on account of the Senior Indebtedness, it being understood that the provisions of this Article IV are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article IV shall have been applied, pursuant to the provisions of this Article IV, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash, cash equivalents acceptable to the holders of such Senior Indebtedness or in any other form acceptable to the holders of such Senior Indebtedness.

          Section 4.5  Obligations of Guarantors Unconditional.

          Nothing contained in this Article IV or elsewhere in this Supplemental Indenture is intended to or shall impair, as between the Guarantors and the Holders, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Guarantee, subject to the rights, if any under this Article IV, of the holders of Senior Indebtedness in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this
Article IV or in the Guarantee, upon any distribution of assets of the Company referred to in this Article IV, the Trustee, subject to the provisions of
Section 7.1 and 7.2 of the Indenture, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV. Nothing in this Section 4.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7 of the Indenture.

          Section 4.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee shall have received, no later than three Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2 of the Indenture, shall be entitled in all respects conclusively to assume that no such fact exists.

          Section 4.7  Application by Trustee of Assets Deposited with It.

          U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.4 of the Indenture shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by any Guarantor shall not have been in contravention of any term or provision of any agreement creating or evidencing Senior Indebtedness and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article IV. Otherwise, any deposit of assets by any Guarantor with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 4.1, 4.2, 4.3 and 4.4; provided, that, if prior to the second Business Day preceding the date on which by the terms of the Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 4.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

          Section 4.8 Subordination Rights Not Impaired by Acts or Omissions of Guarantors or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article IV shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of the Guarantee, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, restate, supplement, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with any Guarantor all without affecting the liabilities and obligations of the parties to this Supplemental Indenture or the Holders.

          Section 4.9 Securityholders Authorize Trustee to Effectuate Subordination of Securities.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action in accordance with the terms of this Supplemental Indenture as may be necessary or appropriate to effectuate the subordination provisions contained in this Article IV and to protect the rights of the Holders pursuant to this Supplemental Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Guarantor) tending towards liquidation of the business and assets of such Guarantor, the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

          Section 4.10  Right of Trustee to Hold Senior Indebtedness.

          The Trustee shall be entitled to all of the rights set forth in this
Article IV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Supplemental Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          Section 4.11  Article IV Not to Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article IV shall not be construed as preventing the occurrence of a Default or an Event of Default under
Section 6.1 of the Indenture or in any way preventing the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

          Section 4.12 No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or any Guarantor or any other person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise. Nothing in this Section 3.12 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

          Section 4.13  Waiver of Subrogation.

          Each Guarantor hereby waives and agrees that it will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under the Guarantee.

                                   ARTICLE V

                              RELEASE OF GUARANTEE

          Notwithstanding any other provision of this Supplemental Indenture, the Guarantee of each Guarantor provided for herein shall be automatically and unconditionally released and discharged upon the occurrence of either of the events described in clauses (i) or (ii) of Section 4.15(c) of the Indenture.


                                   ARTICLE VI

                                 MISCELLANEOUS

          Section 6.1 Ratification of Indenture.

          This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is ratified, approved and confirmed.

          Section 6.2 Governing Law.

          This Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

          Section 6.3 Counterparts.

          This Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement Indenture to be duly executed as of the date first written above.

                                  Company:
                                  -------

                                  RYKOFF-SEXTON, INC. (formerly known as Hudson Acquisition Corp.)


                                  By /s/ Lewis Hay, III
                                    -----------------------------
                                  Title  Senior Vice President
                                       --------------------------



                                  Guarantors:
                                  ----------

                                  US FOODSERVICE OF ILLINOIS, INC.


                                  By  /s/ Richard J. Martin
                                    -----------------------------
                                  Title
                                       --------------------------



                                  TARGETED SPECIALTY SERVICES, INC.


                                  By  /s/ Richard J. Martin
                                    -----------------------------
                                  Title
                                       --------------------------



                                  RYKOFF-SEXTON SERVICES, INC.


                                  By  /s/ Richard J. Martin
                                    -----------------------------
                                  Title
                                       --------------------------



                                  FOOD DISTRIBUTION CONCEPTS, INC.


                                  By  /s/ Richard J. Martin
                                    -----------------------------
                                  Title
                                       --------------------------

                                  BEIJING CHEF, INC.


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------



                                  E & H DISTRIBUTING CO.


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------



                                  HARRISON'S PRIME MEATS & PROVISIONS, INC.


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------



                                  JPF REAL ESTATE HOLDINGS, INC.


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------



                                  ILLINOIS FRUIT & PRODUCE CORP.


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------

                                  SKY BROS., INC.


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------



                                  MAZO-LERCH COMPANY


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------



                                  TRANS-PORTE, INC.


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------



                                  EL PASADO, INC.


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------



                                  RITUALS COFFEE COMPANY


                                  By  /s/ Lewis Hay, III
                                    -----------------------------
                                  Title   Vice President
                                       --------------------------

                                  ROSELI PRODUCTS CORPORATION


                                  By /s/ Lewis Hay, III
                                    -----------------------------
                                  Title  Vice President
                                       --------------------------



                                  SQUERI FOOD SERVICE, INC.


                                  By /s/ Lewis Hay, III
                                    -----------------------------
                                  Title  Vice President
                                       --------------------------



                                  NEVADA BAKING COMPANY


                                  By /s/ Lewis Hay, III
                                    -----------------------------
                                  Title  Vice President
                                       --------------------------



                                  OUTWEST MEAT COMPANY


                                  By /s/ Lewis Hay, III
                                    -----------------------------
                                  Title  Vice President
                                       --------------------------



                                  HILLTOP HEARTH BAKERIES, INC.


                                  By /s/ Lewis Hay, III
                                    -----------------------------
                                  Title  Vice President
                                       --------------------------

                                  CROSS VALLEY FARMS, INC.


                                  By /s/ Lewis Hay, III
                                    -----------------------------
                                  Title  Vice President
                                       --------------------------



                                  Trustee:
                                  -------

                                  NORWEST BANK MINNESOTA, N.A., as Trustee


                                  By /s/ Curtis Schwegman
                                    -----------------------------
                                  Title  Corporate
                                       --------------------------